CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 16 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 2, 1999, relating to the financial statements and financial highlights of Prudential Stock Index Fund (one of the portfolios comprising Prudential Index Series Fund) and our reports dated November 17, 1999, relating to the financial statements and financial highlights of Prudential Pacific Index Fund, Prudential Europe Index Fund, Prudential Bond Market Index Fund and Prudential Small-Cap Index Fund (four of the portfolios comprising Prudential Index Series
Fund), which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Investment Advisory and Other Services" in such Statement of Additional Information and to the references to us under the heading "Financial Highlights" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
December 9, 1999